Exhibit 10.24

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of this 11th day of March, 2004 (the “Signing Date”) by and among Aerogen, Inc., a Delaware corporation (the “Company”), Xmark Fund, L.P., a Delaware limited partnership (“Xmark LP”), Xmark Fund, Ltd., a Cayman Islands exempted company (“Xmark Ltd”, and together with Xmark LP, the “Lead Investor”), and the other investors set forth on Schedule I, Schedule II and Schedule III affixed hereto, as such Schedule may be amended from time to time in accordance with the terms of this Agreement (each an “Investor” and collectively the “Investors”; for the avoidance of doubt, the Lead Investor is an Investor).

Recitals:

A.            The Company desires, pursuant to this Agreement, to raise up to the Investment Amount (as defined below) through the issuance and sale of the following to the Investors (the “Private Placement”): (i) up to 1,572,685 shares of a newly created series of the Company’s Preferred Stock, par value $0.001 per share, designated “Series A-1 Convertible Preferred Stock”, par value $0.001 per share (the “Preferred Stock”), which Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights, in the form of Exhibit A annexed hereto and made a part hereof (the “Certificate of Designations”), and each share of Preferred Stock shall have a stated value of $30.00 and shall initially be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at a price of $3.00 per share (the “Conversion Price”), for an aggregate of 15,726,850 shares of Common Stock; and (ii) warrants to acquire up to 15,351,963 shares of Common Stock, at an exercise price of $3.25 per share, in the form of Exhibit B annexed hereto and made a part hereof (the “Warrants”); and

B.            The Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, upon the terms and conditions stated in this Agreement, such number of shares of Preferred Stock and Warrants to purchase such number of shares of Common Stock as is set forth next to each such Investor’s name on Schedule I affixed hereto; and

C.            The Private Placement is structured to occur in two closings, subject to the conditions hereinafter set forth: (i) on the date hereof, the Investors will purchase $15,000,000 of the Preferred Stock and Warrants in the Private Placement (the “First Closing”); and (ii) if Stockholder Approval (as defined below) is obtained, the Investors will promptly thereafter purchase up to an additional $30,000,000 of the Preferred Stock and Warrants in the Private Placement (the “Second Closing”), and all of the foregoing funds will be placed in escrow pending consummation of each Closing (as defined below), and if the Second Closing shall not occur, such funds shall be returned to the Investors in accordance with the terms hereinafter set forth;

D.            Contemporaneous with the sale of the Preferred Stock and the Warrants at the Second Closing, the Carpenter 1983 Family Trust UA dated 9 March 1983 (the “Carpenter Family Trust”) shall exchange that certain convertible debenture (the “Carpenter Debenture”), issued to the Carpenter Family Trust and described in more detail on Schedule III affixed hereto for such number of shares of Preferred Stock as is set forth next to the Carpenter Family Trust’s name on Schedule III affixed hereto; and

E.             Contemporaneous with the sale of the Preferred Stock and the Warrants at the Second Closing, to the extent not converted into Common Stock prior to the Second Closing Date, SF Capital Partners, Ltd. (“SF Capital”) shall exchange that certain debenture dated as of September 9, 2003 (the “September SF Debenture”) and that certain debenture dated as of November 2, 2003 (the “November SF Debenture” and, together with the September SF Debenture, the “SF Debentures”) described in more detail on Schedule III affixed hereto for such number of shares of Preferred Stock and Warrants as is set forth next to SF Capital’s name on Schedule III affixed hereto; and

F.             The Company has engaged CIBC World Markets Corp. as its placement agent (the “Placement Agent”) for the Private Placement on a “best efforts” basis; and

G.            Contemporaneous with the sale of the Preferred Stock and the Warrants at the First Closing, the parties hereto will enter into a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will provide certain registration rights to the Investors with respect to the Private Placement under the Securities Act of 1933 (as amended, the “1933 Act”) and the rules and regulations promulgated thereunder, and applicable state securities laws; and

H.            The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act and Regulation S (“Regulation S”), as promulgated by the SEC under the 1933 Act; and

I.              The issuance of the Securities at the First Closing has been granted an exemption from approval by the stockholders of the Company pursuant to NASD Rule 4350 (“Stockholder Approval”) by the Nasdaq Stock Market (as defined herein) and the issuance of the Securities at the Second Closing is subject to Stockholder Approval, and the Company covenants to seek Stockholder Approval in accordance with such rule and applicable law; and

J.             The exemption from Stockholder Approval requires 10 days advance notice to the Company’s stockholders; in order to provide the Company with working capital during the 10 day notice period, SF Capital will loan the Company $300,000 pursuant to a secured debenture due upon the earlier of (i) 30 days after the date of the debenture and (ii) the First Closing (the “SF Capital Bridge”).

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“10-K” has the meaning set forth in Section 5.6.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Acquisition Proposal” has the meaning set forth in Section 9.15(c).

“Agreement” has the meaning set forth in the Recitals.

“Alternative Transaction” has the meaning set forth in Section 9.11.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Carpenter Debenture” has the meaning set forth in the Recitals.

“Carpenter Family Trust” has the meaning set forth in the Recitals.

“Carpenter Warrant” has the meaning set forth in the Recitals.

“Cash Placement Agent Fee” has the meaning set forth in Section 5.19.

“Certificate of Designations” has the meaning set forth in the Recitals.

“CG Opinion” means a legal opinion from Cooley Godward LLP, the Company’s counsel, dated as of the applicable Closing Date, in the form attached hereto as Exhibit D-1 in the case of the First Closing, and Exhibit D-2 in the case of the Second Closing.

“Closing” has the meaning set forth in Section 4.

“Closing Date” means, as applicable, the First Closing Date or the Second Closing Date.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may be reclassified.

“Company” has the meaning set forth in the Recitals.

“Company’s Knowledge” means the actual knowledge of the officers of the Company, after due inquiry and investigation.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” has the meaning set forth in the Recitals.

“Covenant Expiration Date” has the meaning set forth in Section 9.9.

“Disclosure Schedules” has the meaning set forth in Section 5.

“Environmental Laws” has the meaning set forth in Section 5.15.

“Escrow Amount” has the meaning set forth in Section 3.1(a).

“Escrow Termination Date” means the 65th calendar day after the Signing Date; provided, however, the Lead Investor may, in its sole discretion, extend the Escrow Termination Date for up to two additional 15-day periods by giving written notice to the Company and Lead Investor Counsel of its election to so extend the Escrow Termination Date, in each case for up to an additional 15 calendar days, and in each such case, the Escrow Termination Date shall be the date specified in such notice; provided, further, however, the Escrow Termination Date shall not be later than July 1, 2004, on which date, if the Closing has not occurred, Lead Investor Counsel shall return the Escrow Amount in accordance with Section 3.1(b); provided, further, however, the Escrow Termination Date shall occur upon termination of this Agreement pursuant to Section 9.15.

“Exemption Notice” has the meaning ascribed thereto in Section 9.16.

“First Closing” has the meaning ascribed thereto in Section 2.1.

“First Closing Date” means the date on which the First Closing occurs, if at all.

“Foreign Investor” shall mean OFCO Club IV (for the avoidance of doubt, except with respect to Sections 6.2, 6.3, 6.5, 6.6, 6.7 and 6.8 of this Agreement, each Foreign Investor shall also be an Investor for purposes of this Agreement).

“Indemnified Person” has the meaning set forth in Section 10.3.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, Confidential Information and know-how (including, but not limited to, ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including, but not limited to, data, data bases and documentation).

“Investment Amount” means amount equal to $45,000,000, but in no event less than $25,000,000.

“Investor(s)” has the meaning set forth in the Recitals, and for purposes of clarification, also includes the Foreign Investor to the extent provided in the definition thereof.

“Lead Investor” has the meaning set forth in the Recitals.

“Lead Investor Counsel” has the meaning set forth in Section 3.1(a).

“Lead Investor Counsel Duties” has the meaning set forth in Section 3.2(a).

“Lead Investor Counsel Fees” has the meaning set forth in Section 10.5.

“Lead Investor Directors” has the meaning set forth in Section 9.8.

“License Agreements” has the meaning set forth in Section 5.14(b).

“Losses” has the meaning set forth in Section 10.2.

“Material Adverse Effect” means a material adverse effect on (i) the assets and liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to issue and sell the Securities and to perform its obligations under the Transaction Documents; provided, however, that: (A) any adverse effect that results from general economic, business or industry conditions, the taking by the Company of any action permitted or required by the Agreement, or the announcement or pendency of transactions contemplated hereunder, shall not, in and of itself, constitute a “Material Adverse Effect” on the Company, and shall not be considered in determining whether there has been or would be a “Material Adverse Effect” on the Company and (B) a decline in the Company’s stock price shall not, in and of itself, constitute a “Material Adverse Effect” on the Company and shall not be considered in determining whether there has been or would be a “Material Adverse Effect” on the Company.

“Material Contract” means any contract of the Company or any Subsidiary (i) that was required to be filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item

601(b)(10) of Regulation S-K of the 1933 Act or (ii) the loss of which could reasonably be expected to have a Material Adverse Effect.

“NASDAQ Stock Market” has the meaning set forth in Section 5.26.

“Non-U.S. Investor” means any Investor that is not domiciled in the United States.

“Notice of Acquisition Proposal” has the meaning set forth in Section 9.15(a).

“November SF Debenture” has the meaning set forth in the Recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

“Placement Agent Termination Agreement” means that certain letter from the Company to the Placement Agent, dated October 3, 2003.

“Preferred Shares” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

“Preferred Stock” has the meaning set forth in the Recitals.

“Private Placement” has the meaning set forth in the Recitals.

“Proposal” has the meaning set forth in Section 9.7(a).

“Proxy Statement” has the meaning set forth in Section 9.7(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Requisite Holders” shall mean (i) the holders of at least a majority of the then outstanding shares of Preferred Stock and (ii) the Lead Investor, so long as the Lead Investor owns at least 80,000 shares of Preferred Stock (appropriately adjusted for any stock dividend, stock split, reverse stock split, reclassification, stock combination or other recapitalization occurring after the date hereof).

“Rights Plan” means that certain Rights Agreement, dated as of June 5, 2001, by and between the Company and Mellon Investor Services, LLC, as amended on February 24, 2003.

“Rights Plan Termination” has the meaning set forth in Section 9.17.

“SEC” has the meaning set forth in the Recitals.

“SEC Filings” has the meaning set forth in Section 5.6.

“Second Closing” has the meaning set forth in Section 2.2.

“Second Closing Date” means the date on which the Second Closing occurs, if at all.

“Securities” means the Preferred Stock, the Preferred Shares, the shares of Common Stock issuable as payment-in-kind dividends on the Preferred Stock in accordance with the terms thereof, the Warrants and the Warrant Shares.

“September SF Debenture” has the meaning set forth in the Recitals.

“SF Capital” has the meaning set forth in the Recitals.

“SF Capital Bridge” has the meaning set forth in the Recitals.

“SF Debentures” has the meaning set forth in the Recitals.

“Signing Date” has the meaning set forth in the Recitals.

“Stockholder Approval” has the meaning set forth in the Recitals.

“Stockholders Meeting” has the meaning set forth in Section 9.7(a).

“Stockholders Meeting Deadline” has the meaning set forth in Section 9.7(a).

“Subsidiary” has the meaning set forth in Section 5.1.

“Termination Fee” has the meaning set forth in Section 9.15(d).

“Third Party” has the meaning set forth in Section 9.15(c).

“Transaction Documents” means this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” has the meaning set forth in the Recitals.

“Xmark LP” has the meaning set forth in the Recitals.

“Xmark Ltd” has the meaning set forth in the Recitals.

2.             Purchase and Sale of Securities.

2.1.          First Closing.  Subject to the terms and conditions of this Agreement, including without limitation, the conditions set forth in Section 8 (excluding Stockholder Approval in Section 8.1(b)) and including without limitation expiration of the 10-day notice period required by NASD Rule 4350(i)(2) specified in Section 8.1(l), there shall be a closing at which the Company shall issue and sell, and each Investor listed on Schedule I attached hereto, which Schedule I may be amended from time to time, with the prior written consent of the Lead Investor, to add additional Investors who agree to purchase Preferred Stock in the Private Placement by executing a counterpart to this Agreement following the date hereof, shall severally, and not jointly, purchase, the number of shares of Preferred Stock and the number of Warrants, in each case, in the respective amounts set forth opposite their names on Schedule I affixed hereto, in exchange for the cash consideration set forth as the “First Closing Purchase Price” opposite their respective names on Schedule I affixed hereto.

2.2.          Second Closing.  Subject to the terms and conditions of this Agreement, including without limitation, the occurrence of Stockholder Approval, at the Second Closing: (i) the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the number of shares of Preferred Stock and the number of Warrants, in each case, in the respective amounts set forth opposite their names on Schedule II affixed hereto, in exchange for the cash consideration set forth as the “Second Closing Purchase Price” opposite their respective names on Schedule II affixed hereto; and (ii) the Company shall exchange the Carpenter Debenture and the SF Debentures, to the extent not converted into Common Stock, for such number of shares of Preferred Stock set forth opposite their names on Schedule III affixed hereto, provided that if the Second Closing shall not occur, then such conversion shall occur as provided in Section 4.4.

3.             Escrow.

3.1.          (a) Simultaneously with the execution and delivery of this Agreement by an Investor, such Investor shall promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing the “Aggregate Purchase Price” on such Investor’s signature page affixed hereto and opposite such Investor’s name thereon, to be paid to an interest bearing escrow account of Lowenstein Sandler PC, the Lead Investor’s counsel (“Lead Investor Counsel”), set forth on Schedule IV affixed hereto (the aggregate amounts received being held in escrow by Lead Investor Counsel are referred to herein as the “Escrow Amount”); provided, however, that if (1) an Investor shall not have provided a U.S. taxpayer identification number or (2) a Non-U.S. Investor shall not have completed, executed and delivered to Lead Investor Counsel a Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding), any funds provided to the Lead Investor Counsel by such Investor or Non-U.S. Investor which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.  Lead Investor Counsel shall hold the Escrow Amount in escrow in accordance with Section 3.1(b).  Lead Investor Counsel shall invest that portion of the Escrow

Amount constituting the Second Closing Purchase Price in accordance with the instructions set forth on Schedule V, affixed hereto and made a part hereof.

(b)           The Lead Investor Counsel shall continue to hold the Escrow Amount in escrow (as may be invested pursuant to Schedule V) in accordance with and subject to this Agreement, from the date of its receipt of the funds constituting the Escrow Amount until the soonest of:

(i) the Escrow Termination Date, in which case, if Lead Investor Counsel then holds any portion of the Escrow Amount, then: (A) Lead Investor Counsel shall return the portion of the Escrow Amount received from each Investor (together with accrued interest thereon, if any) which it then holds, to each such Investor, in accordance with written wire transfer instructions received from such Investor; and (B) if Lead Investor Counsel has not received written wire transfer instructions from any Investor before the 30th day after the Escrow Termination Date, then Lead Investor Counsel may, in its sole and absolute discretion, either (x) deposit that portion of the Escrow Amount to be returned to such Investor (together with accrued interest thereon, if any) in a court of competent jurisdiction on written notice to such Investor, and Lead Investor Counsel shall thereafter have no further liability with respect to such deposited funds, or (y) continue to hold such portion of the Escrow Amount (together with accrued interest thereon, if any) pending receipt of written wire transfer instructions from such Investor or an order from a court of competent jurisdiction; OR

(ii) in the case of the First Closing, receipt of written instructions from the Lead Investor that the First Closing shall have been consummated, in which case, Lead Investor Counsel shall release that portion of the Escrow Amount constituting the aggregate “First Closing Purchase Price” as follows: (A) the portion of the Cash Placement Agent Fee applicable to the First Closing to the Placement Agent, (B) the Lead Investor Counsel Fees for the First Closing to Lead Investor Counsel, and (C) the balance of the aggregate “First Closing Purchase Price” to the Company; OR

(iii) in the case of the Second Closing, receipt of written instructions from the Lead Investor that the Second Closing shall have been consummated, in which case, the Lead Investor Counsel shall release that portion of the Escrow Amount constituting the aggregate “Second Closing Purchase Price” as follows: (A) the portion of the Cash Placement Agent Fee applicable to the Second Closing to the Placement Agent, (B) the Lead Investor Counsel Fees for the Second Closing to Lead Investor Counsel, and (C) the balance of the Escrow Amount (together with accrued interest thereon, if any) to the Company.

3.2.          The Company and the Investors acknowledge and agree for the benefit of Lead Investor Counsel (which shall be deemed to be a third party beneficiary of this Section 3 and of Section 11) as follows:

(a)           Lead Investor Counsel: (i) is not responsible for the performance by the Company, the Investors or Placement Agent of this Agreement or any of the Transaction Documents or for determining or compelling compliance therewith; (ii) is only responsible for (A) holding the Escrow Amount in escrow pending receipt of written instructions from the Lead

Investor and/or the Company directing the release of the Escrow Amount, (B) disbursing the Escrow Amount in accordance with the written instructions from the Lead Investor and/or the Company, and (C) investing the Escrow Amount in accordance with Schedule V, each of the responsibilities of Lead Investor Counsel in clause (A), (B) and (C) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Lead Investor Counsel (collectively, the “Lead Investor Counsel Duties”); (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the Person signing or presenting the same; (v) may consult counsel satisfactory to it, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel; and (vi) shall be authorized to receive from the Escrow Amount, on the applicable Closing Date, the Lead Investor Counsel Fees.  Documents and written materials referred to in this Section 3.2(a) include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Lead Investor Counsel as having been signed or presented by a Person if it bears, as sender, the Person’s e-mail address.

(b)           Lead Investor Counsel shall not be liable to anyone for any action taken or omitted to be taken by it hereunder, except in the case of Lead Investor Counsel’s gross negligence or willful misconduct in breach of the Lead Investor Counsel Duties.  IN NO EVENT SHALL LEAD INVESTOR COUNSEL BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF LEAD INVESTOR COUNSEL HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

(c)           The Company and the Investors hereby indemnify and hold harmless Lead Investor Counsel from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which Lead Investor Counsel may suffer or incur by reason of any action, claim or proceeding brought against Lead Investor Counsel arising out of or relating to the performance of the Lead Investor Counsel Duties, unless such action, claim or proceeding is exclusively the result of the willful misconduct, bad faith or gross negligence of Lead Investor Counsel.

(d)           Lead Investor Counsel has acted as legal counsel to one or more of the Investors in connection with this Agreement and the other Transaction Documents, is merely acting as a stakeholder under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to such Investors including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter.  Each of the Company and the Investors hereby expressly consents to permit Lead Investor Counsel to represent such Investors in connection with all matters relating to this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation.  Each of the Company and the Investors has consulted with its own counsel specifically about this Section 3 to the extent they deemed necessary, and has entered into this Agreement after being satisfied with such advice.

(e)           Lead Investor Counsel shall have the right at any time to resign for any reason and be discharged of its duties as escrow agent hereunder (including without limitation the Lead Investor Counsel Duties) by giving written notice of its resignation to the Company and the Lead Investor at least ten (10) calendar days prior to the specified effective date of such resignation.  All obligations of the Lead Investor Counsel hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Escrow Amount, for a period of ten (10) calendar days following the effective date of resignation, at which time,

(i)            Lead Investor Counsel shall be entitled to receive from the Escrow Amount the Lead Investor Counsel Fees through and including the effective date of resignation; and

(ii)           if a successor escrow agent shall have been appointed and have accepted such appointment in a writing to both the Company and the Lead Investor, then upon written notice thereof given to each of the Investors, the Lead Investor Counsel shall deliver the Escrow Amount to the successor escrow agent, and upon such delivery, Lead Investor Counsel shall have no further liability or obligation; or

(iii)          if a successor escrow agent shall not have been appointed, for any reason whatsoever, Lead Investor Counsel shall at its option in its sole discretion, either (A) deliver the Escrow Amount to a court of competent jurisdiction selected by Lead Investor Counsel and give written notice thereof to the Company and the Investors, or (B) continue to hold Escrow Amount in escrow pending written direction from the Company and the Lead Investor in form and formality satisfactory to Lead Investor Counsel.

(f)            In the event that the Lead Investor Counsel shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Amount or any portion thereunder which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, Lead Investor Counsel shall have the absolute right to suspend all further performance under this Agreement (except for the safekeeping of such Escrow Amount) until such uncertainty or conflicting instructions have been resolved to the Lead Investor Counsel’s sole satisfaction by final judgment of a court of competent jurisdiction, joint written instructions from the Company and all of the Investors, or otherwise.  In the event that any controversy arises between the Company and one or more of the Investors or any other party with respect to this Agreement or the Escrow Amount, the Lead

Investor Counsel shall not be required to determine the proper resolution of such controversy or the proper disposition of the Escrow Amount, and shall have the absolute right, in its sole discretion, to deposit the Escrow Amount with the clerk of a court selected by the Lead Investor Counsel and file a suit in interpleader in that court and obtain an order from that court requiring all parties involved to litigate in that court their respective claims arising out of or in connection with the Escrow Amount.  Upon the deposit by the Lead Investor Counsel of the Escrow Amount with the clerk of such court in accordance with this provision, the Lead Investor Counsel shall thereupon be relieved of all further obligations and released from all liability hereunder.

(g)           The provisions of this Section 3 shall survive any termination of this Agreement.

4.             Closings.

4.1           Place.  The closings of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lead Investor Counsel, 1330 Avenue of the Americas, 21st Floor, New York, New York 10019, or at such other location and on such other date as the Company and the Lead Investor shall mutually agree, on the applicable Closing Date.

4.2           First Closing.  Upon satisfaction of the conditions to the closing of the First Closing set forth in Section 7 hereof (excluding Stockholder Approval specified in Section 8.1(b) and including without limitation expiration of the 10-day notice period required by NASD Rule 4350(i)(2) specified in Section 8.1(l)), the Lead Investor shall instruct Lead Investor Counsel to immediately release, and upon receipt of such instructions, Lead Investor Counsel shall release, that portion of the Escrow Amount constituting the aggregate “First Closing Purchase Price” as follows: (A) the portion of the Cash Placement Agent Fee applicable to the First Closing to the Placement Agent, (B) the Lead Investor Counsel Fees for the First Closing to Lead Investor Counsel, and (C) the balance of the aggregate “First Closing Purchase Price” to the Company (the date of receipt of such balance by the Company is hereinafter referred to as the “First Closing Date”).  On the First Closing Date, the Company shall issue or cause to be issued to each Investor a certificate or certificates, registered in such name or names as each such Investor may designate, representing the number of shares of Preferred Stock as is set forth opposite such Investor’s name on Schedule I affixed hereto and shall also issue to each such Investor, or such Investor’s respective designees, the number of Warrants as is set forth opposite such Investor’s name on Schedule I affixed hereto.

4.3           Second Closing.  Upon satisfaction of the conditions to the closing of the Second Closing set forth in Section 8 (except that Section 8.1(i) shall have been satisfied in connection with the First Closing) hereof, the Lead Investor shall instruct Lead Investor Counsel to immediately release, and upon receipt of such instructions, Lead Investor Counsel shall release, the remaining Escrow Amount, constituting the aggregate “Second Closing Purchase Price” (together with accrued interest thereon, if any) as follows: (A) the portion of the Cash Placement Agent Fee applicable to the Second Closing to the Placement Agent, (B) the Lead Investor Counsel Fees for the Second Closing to Lead Investor Counsel, and (C) the balance of the Escrow Amount (together with accrued interest thereon, if any) to the Company (the date of receipt of such balance by the Company is hereinafter referred to as the “Second Closing

Date”).  On the Second Closing Date, the Company shall issue or cause to be issued to each Investor a certificate or certificates, registered in such name or names as each such Investor may designate, representing the number of shares of Preferred Stock as is set forth opposite such Investor’s name on Schedule II affixed hereto and shall also issue to each such Investor, or such Investor’s respective designees, the number of Warrants as is set forth opposite such Investor’s name on Schedule II affixed hereto.

4.4           Exchange of Existing Debt.  Upon the terms and subject to the conditions of this Agreement, at the soonest of (a) Second Closing and (b) the 55th day after the First Closing Date (if such 55th day is not a Business Day, then the first Business Day thereafter) (such sooner date, the “Debt Conversion Date”), each of the Carpenter Family Trust and SF Capital shall deliver or cause to be delivered to the Company for cancellation the Carpenter Debenture and the SF Debentures (to the extent not converted into Common Stock prior to the Debt Conversion Date), and the Company shall, upon such delivery by each of the Carpenter Family Trust and SF Capital, cancel the Carpenter Debenture and the SF Debentures (to the extent not converted into Common Stock prior to the Debt Conversion Date), respectively, and in exchange therefor shall issue the number of shares of Preferred Stock and, in the case of the November SF Debenture, issue the number of Warrants to SF Capital, as is set forth opposite such Person’s name on Schedule III affixed hereto.  On the Debt Conversion Date, the Carpenter Debenture and the SF Debentures (to the extent not converted into Common Stock prior to the Debt Conversion Date) shall, by virtue of such Debt Conversion Date and without any action on the part of the Company, the Investors or the holder thereof, be converted into and shall become the right to receive the number of shares of Preferred Stock and, in the case of the November SF Debenture, the right to receive the number of Warrants, as is set forth opposite such Person’s name on Schedule III affixed hereto.  If, on or after the Debt Conversion Date, the Carpenter Debenture or the SF Debentures are presented to the Company for any reason, they shall be canceled and exchanged as provided in this Section 4.4.

5.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors on and as of the Signing Date and on the applicable Closing Date, knowing and intending their reliance hereon, that, except as set forth in the schedules delivered on the Signing Date (collectively, the “Disclosure Schedules”):

5.1.          Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries, a complete list of which is set forth in Schedule 5.1 hereto (“Subsidiaries”), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify would not have a Material Adverse Effect.

5.2.          Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities~~.~~  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3.          Capitalization.

(a)           Schedule 5.3 sets forth (i) the authorized capital stock of the Company on the date hereof, (ii) the number of shares of capital stock issued and outstanding, (iii) the number of shares of capital stock issuable pursuant to the Company’s stock plans, and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties.  All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and any rights of third parties and are owned by the Company, beneficially and of record, and, except as described on Schedule 5.3, are subject to no lien, encumbrance or other adverse claim.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 5.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 5.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of its security holders relating to the securities of the Company.  Except as described on Schedule 5.3, the Company has not granted any Person the right to require the Company to register any of its securities under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(b)           Schedule 5.3 sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Preferred Stock and the Warrants in the First Closing and the Second Closing, (ii) any adjustments in other securities resulting from the issuance of the Preferred Stock and the Warrants in the First Closing and the Second Closing, and (iii) the exercise or conversion of all outstanding securities. Except as described on Schedule 5.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(c)           Except as set forth on Schedule 5.3, the Company does not have outstanding stockholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d)           As of the date hereof, the total amount, together with all accrued and unpaid interest, owing on (i) the Carpenter Debenture is equal to $573,009.95 and (ii) the SF Debentures is equal to $1,607,527.50, in the aggregate.

5.4.          Valid Issuance.  The Preferred Stock has been duly and validly authorized and when issued to the Investors in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable, shall have the rights, preferences and limitations set forth in the Certificate of Designations and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  Upon the due conversion of the Preferred Stock, the Preferred Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized and, upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Preferred Stock and exercise of the Warrants.  As of the relevant Closing Date, the Preferred Shares and the Warrant Shares have been authorized for listing on the NASDAQ Small Cap Market.

5.5.          Consents.   The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than those consents set forth on Schedule 5.5 and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  The Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Preferred Shares upon due conversion of the Preferred Stock, (iii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company’s Certificate of Incorporation, Bylaws or any stockholder rights agreement that is or could become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

5.6.          Delivery of SEC Filings; Business.  Copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”) are available on EDGAR.  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.  The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

5.7.          No Material Adverse Change.  Except as identified and described in the SEC Filings or as described on Schedule 5.7(a), since September 30, 2003, there has not been:

(i)            any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)          any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)          any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries taken as a whole;

(vi)          any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)         any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)        any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)            the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

5.8.          SEC Filings.

(a)           At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract and, to the Company’s Knowledge, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract.  Neither the Company nor any Subsidiary has received any notice of the intention of any party to terminate any Material Contract.

(b)           Each registration statement and any amendment thereto filed by the Company since January 1, 2001 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

5.9.          No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof (true and accurate copies of which have been provided to the Investors before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) except as set forth on Schedule 5.9, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

5.10.        Tax Matters.  Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or properties.  Except as described on Schedule 5.10, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.  Neither the Company nor any Subsidiary is presently undergoing any audit by a taxing authority, or has waived or extended any statute of limitations at the request of any taxing authority.

5.11.        Title to Properties.  Except as disclosed in the SEC Filings or as set forth on Schedule 5.11, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

5.12.        Certificates, Authorities and Permits.  The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

5.13.        No Labor Disputes.  No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s Knowledge, is imminent.

5.14.        Intellectual Property.

(a)           All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  Except as listed on Schedule 5.14(a), no Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.  Except as listed on Schedule 5.14(a), no patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)           All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)           The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted.

(d)           To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted and as currently proposed to be conducted does not and will not infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. To the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being infringed by any third party.  Except as set forth on Schedule 5.14(d), there is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)           The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)            To the Company’s Knowledge, all software owned by the Company or any of its Subsidiaries, and, to the Company’s Knowledge, all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

(g)           The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms therefor.  To the Company’s Knowledge, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party without the Company’s consent.

5.15.        Environmental Matters.  Neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

5.16.        Litigation.  Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

5.17.        Financial Statements.  The financial statements included in each SEC Filing fairly present the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis.  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those which, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect.

5.18.        Insurance Coverage.  The Company and each Subsidiary maintains in full force and effect insurance coverage and the Company reasonably believes such insurance coverage is adequate.

5.19.        Brokers and Finders.  Except for the cash commission to be paid (the “Cash Placement Agent Fee”) to the Placement Agent pursuant to the terms of the Placement Agent Agreement as disclosed in Schedule 5.19, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.20.        No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Affiliate, nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.21.        No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from the registration requirements imposed under Section 5 of the 1933 Act for the transactions contemplated hereby or would require such registration the 1933 Act.

5.22.        Private Placement.  Subject to the accuracy of the representations and warranties of (i) the Investors contained in Section 6 hereof and (ii) the Foreign Investor contained in Section 7 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5.23.        Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.24.        Transactions with Affiliates.  Except as disclosed in SEC Filings made on or prior to the date hereof, none of the officers or directors of the Company or a Subsidiary and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act, without regard to the dollar thresholds contained in such Item.

5.25.        Scientific Disclosures.  The written scientific materials delivered to the Lead Investor in connection with the transactions contemplated by the Transaction Documents, as identified on Schedule 5.25, are true, accurate and complete.

5.26         NASDAQ Compliance.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the NASDAQ SmallCap Market (the “NASDAQ Stock Market”), and the Company has taken no action designed to, or which to the

Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Stock Market.  No order ceasing or suspending trading in any securities of the Company or prohibiting the issuance and/or sale of the Securities is in effect and no proceedings for such purpose are pending or threatened.  The Company has received from NASDAQ a valid exemption under NASD Rule 4350(i)(2) from NASD Rules 4350(i)(1) and 4351 with respect to the issuance of all the Securities in the First Closing in accordance with all of the terms and conditions of the Transaction Documents, which exemption has been provided to the Lead Investor.

6.             Representations and Warranties of the Investors.  Except with respect to Sections 6.2, 6.3, 6.5, 6.6, 6.7 and 6.8, which shall not apply to the Foreign Investor, each of the Investors hereby severally, and not jointly, represents and warrants to the Company on and as of the Signing Date and on the applicable Closing Date, knowing and intending that the Company rely thereon, that:

6.1.          Authorization.  The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.2.          Purchase Entirely for Own Account.  The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act.  The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

6.3.          Investment Experience.  The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.  The Investor is experienced in making private investments, similar to the purchase of the Securities hereunder.

6.4.          Disclosure of Information.  The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  The Investor acknowledges receipt of copies of and its satisfactory review of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

6.5.          Restricted Securities.  The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.6.          Legends.

(a)           It is understood that, except as provided below, certificates evidencing such Securities may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

(c)           From and after the earlier of (i) the registration of the Preferred Shares and the Warrant Shares for resale pursuant to the Registration Rights Agreement and (ii) the time when such Securities may be transferred pursuant to Rule 144(k) of the 1933 Act, the Company shall, upon an Investor’s written request, promptly cause certificates evidencing such Securities to be replaced with certificates which do not bear such restrictive legends.   When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for liquidated damages equal to 1.5% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each 10-day period (or portion thereof) beyond such three (3) Business Day-period that the unlegended certificates have not been so delivered.

6.7.          Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

6.8.          No General Solicitation.  The Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

6.9.          Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

7.             Representations and Warranties of the Foreign Investor.  The Foreign Investor hereby represents and warrants to the Company on and as of the Signing Date and on the

applicable Closing Date, knowing and intending that the Company rely thereon, that:

7.1           Purchase for Own Account.  This Agreement is made with the Foreign Investor in reliance upon the Foreign Investor’s representation to the Company, which by the Foreign Investor’s execution of this Agreement the Foreign Investor hereby confirms, that Securities to be received by the Foreign Investor will be acquired for investment for the Foreign Investor’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Foreign Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Foreign Investor further represents that the Foreign Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

7.2           Non-U.S. Person. The Foreign Investor represents that it is not a “U.S. Person” (as defined under Regulation S) and that the Securities to be purchased by the Foreign Investor will be acquired for investment for the Foreign Investor’s own account, not as a nominee or agent, and not for the account or benefit of, a U.S. Person, and not with a view to the resale or distribution of any part thereof in the United States and that the Foreign Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

7.3           No Contracts.       The Foreign Investor represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. Person, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Securities.

7.4           Restricted Securities.           The Foreign Investor understands that the Securities are not registered under the Securities Act on the ground that the sale provided for in the Agreement and the issuance of Securities thereunder is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that the Company’s reliance on such exemption is predicated on the Investors’ representations set forth herein.  The Foreign Investor hereby agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an exemption from registration.  The Foreign Investor further agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the Securities Act.

7.5           Foreign Securities Laws.  The Foreign Investor hereby represents that it has satisfied itself as to the full observance of all applicable securities laws of its jurisdiction of organization or incorporation in connection with any invitation to subscribe for or to purchase the Securities under this Agreement.

7.6           Legends.                The Foreign Investor has been informed, and it understands and agrees that a legend substantially similar to the one set forth below will be placed on the certificates for the Securities and stop transfer instructions will be placed with the transfer agent of the Securities:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  FURTHER, THESE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S.  PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) (I) AS PART OF THEIR DISTRIBUTION AT ANYTIME OR (II) OTHERWISE UNTIL THE EXPIRATION OF THE APPLICABLE RESTRICTED PERIOD AS DETERMINED IN ACCORDANCE WITH REGULATION S, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATIONS UNDER THE ACT.  IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SHARES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.”

7.7           Investment Experience.  The Foreign Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

8.             Conditions to Closing.

8.1.          Conditions to the Investors’ Obligations. The obligation of the Investors to purchase the Securities at Closing is subject to the fulfillment to the Lead Investor’s satisfaction, on or prior to the relevant Closing Date, of the following conditions, any of which may be waived in writing by the Lead Investor:

(a)           The representations and warranties made by the Company in Section 5 hereof that are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, at all times prior to and on the applicable Closing Date, in each case except for breaches as to matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The Company shall have performed in all material respects all obligations herein required to be performed or observed by it on or prior to the relevant Closing Date, in each case except where the failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b)           The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities then being issued and sold, and all of which shall be and remain so long as necessary in full force and effect, including without limitation, in the case of the Second Closing only, the Stockholder Approval;

(c)           The Company shall have executed and delivered a counterpart to the Registration Rights Agreement to the Lead Investor;

(d)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents;

(e)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 8.1;

(f)            The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance and sale of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and all related documents on behalf of the Company;

(g)           The Investors shall have received the applicable CG Opinion;

(h)           No stop order or suspension of trading shall have been imposed by any Person with respect to public trading in the Common Stock;

(i)            The Company shall have delivered evidence satisfactory to the Lead Investor of the filing of the Certificate of Designations with the Secretary of State of the State of Delaware;

(j)            The Escrow Amount shall, as of the First Closing, equal or exceed the Investment Amount;

(k)           The Lead Investor shall have received a lock-up and voting agreement, in the form of Exhibit E, annexed hereto and made a part hereof, duly executed by each of the Persons identified in Schedule 8.1(k);

(l)            10 calendar days shall have elapsed from the date the Company mailed the Exemption Notice to its stockholders in accordance with Section 9.16;

(m)          The Rights Plan Termination shall have been approved by the Company’s Board of Directors, the Company shall have taken all of the steps specified in Section 23(c) or Section 23(d) of the Rights Plan, and the Company shall have entered into a written agreement with the Rights Agent (as defined in the Rights Plan) providing for the termination of the Rights Plan immediately, without further action or deed, upon completion of the redemption procedures specified in Section 23 of the Rights Plan.

8.2.          Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Securities at Closing is subject to the fulfillment to the satisfaction by the Company on or prior to the relevant Closing Date of the following conditions, any of which may be waived in writing by the Company:

(a)           The representations and warranties made by the Investors in Section 6 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the relevant Closing Date with the same force and effect as if they had been made on and as of said date.

(b)           The Investors shall have executed and delivered the Registration Rights Agreement to the Company.

(c)           Each of the Investors shall have delivered to Lead Investor Counsel the “Aggregate Purchase Price” set forth opposite such Investor’s name on Schedule I and Schedule II affixed hereto.

(d)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

9.             Covenants and Agreements of the Company.

9.1.          Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Stock and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Preferred Stock and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms, without regard to any exercise limitations contained therein.

9.2.          Reports.  The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by any Investor and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives, with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

9.3.          No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Transaction Documents.

9.4.          Insurance.  The Company shall not materially reduce the insurance coverages described in Section 5.18.

9.5.          Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance would not have a Material Adverse Effect.

9.6.          Termination of Certain Covenants.  The provisions of Sections 9.2 through 9.5 shall terminate and be of no further force and effect upon the date on which the Company’s obligations under the Registration Rights Agreement to register and maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

9.7.          Proxy Statement; Stockholders Meeting.   (a) Promptly following the execution and delivery of this Agreement, the Company shall take all action necessary to call a meeting of its stockholders (the “Stockholders Meeting”), which shall occur not later than the sixtieth (60th) day following the Signing Date (the “Stockholders Meeting Deadline”) for the purpose of seeking approval of the Company’s stockholders for the issuance and sale to the Investors of the Securities (the “Proposal”) to be issued and sold at the Second Closing.  In connection therewith, the Company will promptly prepare proxy materials (including a proxy statement and form of proxy) and, after providing the Lead Investor and Lead Investor Counsel with an opportunity to review and comment on such proxy materials, file with the SEC such proxy materials for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company.  Prior to responding to any comments of the SEC on such proxy materials, the Company shall furnish to the Lead Investor and Lead Investor Counsel a copy of any correspondence from the SEC relating the proxy materials and the proposed response to the SEC’s comments and provide the Lead Investor and Lead Investor Counsel with the opportunity to review and comment on such proposed response to the SEC.  Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement (as defined below).  The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading.  If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective Affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

(b)           Subject to the provisions of Section 9.15, the Company’s Board of Directors shall recommend to the Company’s stockholders (and, subject to the provisions of Section 9.15, not revoke or amend such recommendation) that the stockholders vote in favor of the Proposal and shall cause the Company to take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Proposal.  Whether or not the Company’s Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company’s stockholders, the Company shall be required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Stockholders Meeting as promptly as practicable, but no later than the Stockholders Meeting Deadline, to consider and vote upon the approval of the Proposal.

9.8           Lead Investor Directors.

(a)           From and after the Closing until the Lead Investor no longer owns at least eighty thousand (80,000) shares of Preferred Stock (appropriately adjusted for any stock dividend, stock split, reverse stock split, reclassification, stock combination or other recapitalization occurring after the date hereof), the Lead Investor shall have the right to designate two (2) members to the Company’s Board of Directors (the “Lead Investor Directors”).  The Company shall use its best efforts to cause the Lead Investor Directors to be elected to the Company’s Board of Directors.  The Lead Investor shall have the right to remove or replace either of the Lead Investor Directors by giving notice to such Lead Investor Director and the Company, and the Company shall use its best efforts to effect the removal or replacement of any such Lead Investor Director.

(b)           Subject to any limitations imposed by applicable law, the Lead Investor Directors shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person’s membership on the Board of Directors of the Company, as every other non-employee member of the Board of Directors of the Company.

9.9           Affirmative Covenants.  From and after the Signing Date until the earliest to occur of (i) the Second Closing and (ii) the Escrow Termination Date (after taking into account any extensions of the Escrow Termination Date)(each of (i) and (ii), a “Covenant Expiration Event”), the Company shall (and shall cause its Subsidiaries to):

(a)           use its best efforts to consummate the First Closing and the Second Closing on or before the Escrow Termination Date;

(b)           use its best efforts to keep in full force and effect its corporate existence and all material rights, franchises, intellectual property rights and goodwill relating or pertaining to its businesses;

(c)           conduct its operations only in the ordinary course of business consistent with past practice;

(d)           maintain its books, accounts and records in accordance with past practice or as required by generally accepted accounting principles;

(e)           duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its properties (real and personal), sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid could reasonably be expected to by law become a lien on any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principals, consistently applied; and provided, further that it pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien or other encumbrance that may have attached as security therefore;

(f)            use its best efforts to obtain all authorizations, consents, waivers, approvals (including without limitation the Stockholder Approval) or other actions and to make all filings and applications necessary or desirable to consummate the transactions contemplated hereby and to cause the conditions to the  obligation to close to be satisfied;

(g)           promptly notify the Investors in writing if, to the Company’s Knowledge, (i) any of the representations and warranties (together with the Disclosure Schedules) made by it herein or in any of the other Transaction Document cease to be accurate and complete in all material respects, or (ii) it fails to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder or under any other Transaction Document;

(h)           give notice to the Investors in writing within three (3) days of becoming aware of any litigation or proceedings threatened in writing against the Company or any of its Subsidiaries or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which any of them is or becomes a party involving a claim against any of them that could reasonably be expected to result in a Material Adverse Effect, stating the nature and status of such litigation or proceedings, provided, however, that the Investors shall not be provided with material non-public information without their express prior written consent;

(i)            promptly notify the Investors in writing of the occurrence of any breach of any term of this Agreement; and

(j)            comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of its Certificate of Incorporation and

Bylaws, (iii) all material agreements by which the Company, its Subsidiaries or any of their respective properties may be bound, and (iv) all applicable decrees, orders, and judgments.

9.10         Negative Covenants.  From and after the Signing Date until the occurrence of a Covenant Expiration Event, without the prior written consent of the Lead Investor, the Company shall not (and shall cause its respective  Subsidiaries not to):

(a)           take any action that would likely result in the representations and warranties set forth herein (other than representations made as of a particular date) becoming false or inaccurate in any material respect (or, as to representations and warranties, which, by their terms, are qualified as to materiality, becoming false or inaccurate in any respect);

(b)           take or omit to be taken any action, or permit any of its Affiliates to take or to omit to take any action, which would reasonably be expected to result in a Material Adverse Effect;

(c)           subject to Section 9.15, directly or indirectly, merge or consolidate with any Person, or sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions,

(d)           except for the filing of the Certificate of Designations, amend, alter or modify, its Certificate of Incorporation or Bylaws, or change its jurisdiction of organization, structure, status or existence, or liquidate or dissolve itself;

(e)           (i) other than to increase the salary of the Company’s Chief Executive Officer to an amount equal to or less than $275,000 per year,  increase the compensation or benefits payable or to become payable to its directors, officers or employees other than pursuant to the terms of any agreement as in effect on the Signing Date, provided, that the Company shall not pay any back-salary, deferred compensation or previously reduced salary to the Company’s Chief Executive Officer, (ii) pay any compensation or benefits not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee, or (iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable law;

(f)            make any loans to its directors, officers or stockholders;

(g)           waive, release, assign, settle or compromise any material rights, claims or litigation;

(h)           create, incur, assume or suffer to exist, or increase the amount of, any liability for borrowed money, directly or indirectly other than: (i) indebtedness existing on the date hereof, consisting of the Carpenter Debenture and the SF Debentures; (ii) the SF Capital Bridge; and (iii) purchase money indebtedness of the Company (including, without limitation, capital leases to the extent secured by purchase money security interests in equipment acquired pursuant thereto);

(i)            assume, endorse, be or become liable for or guaranty the obligations of any other Person;

(j)            directly or indirectly, pay any dividends or distributions on, or purchase, redeem or retire, any shares of any class of its capital stock or other equity interests or any securities convertible into capital stock, whether now or hereafter outstanding, or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its capital stock or other equity interests, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries;

(k)           enter into any transaction with any Affiliates or its or any of its Affiliate’s equity holders, directors, officers, employees (including upstreaming and downstreaming of cash and intercompany advances and payments) in an amount in excess of $25,000 in the aggregate or amend any material provision of any agreement with any Affiliate, or waive any material right of the Company or any Subsidiary under any such agreement;

(l)            at any time create any direct or indirect Subsidiary, enter into any joint venture or similar arrangement or become a partner in any general or limited partnership or enter into any management contract permitting third party management rights with respect to the business of the Company or any of its Subsidiaries;

(m)          cancel any liability or debt owed to it, except for consideration equal to or exceeding the outstanding balance of such liability or debt, and in any event, in the ordinary course of business;

(n)           create, incur, assume or suffer to exist, any lien, charge or other encumbrance on any of their or its respective properties or assets now owned or hereafter acquired;

(o)           make any changes in any of its business objectives, purposes, or operations or engage in any business other than that presently engaged in or presently proposed to be engaged in by the Company;

(p)           issue any capital stock or any security or instrument which, pursuant to its terms, may be converted, exercised or exchanged for capital stock, other than upon the conversion or exercise of any presently outstanding options, warrants or convertible securities; or

(q)           enter into an agreement to do any of the foregoing.

9.11.        No Solicitation or Negotiation.  Subject to Section 9.15, the Company agrees that from and after the Signing Date until the occurrence of a Covenant Expiration Event, neither the Company, nor any of its Subsidiaries, Affiliates, officers, directors, representatives or agents will: (1) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or assets of the Company, or (ii) to enter into any merger, consolidation, reorganization, or other business combination with the Company (each of the events described in clauses (i) and (ii) an “Alternative Transaction”), or (2) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any Alternative Transaction.  The Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.  The Company shall notify the Investors promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Investors, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.  The Company agrees not to, without the prior written consent of the Requisite Holders, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.  For the purposes of clarification, joint ventures or other similar collaborative transactions with non-financial participants which are not primarily intended to raise capital shall not be deemed an Alternative Transaction.

9.12.        Listing.  The Company shall promptly following the date hereof secure and maintain the listing of the Preferred Shares and the Warrant Shares upon each securities exchange or quotation system upon which the Common Stock is then listed, so that as of the relevant Closing Date such Preferred Shares and Warrant Shares shall have been authorized for listing on the relevant securities exchange or quotation system.

9.13.        Use of Proceeds.  Except for repayment of the principal and accrued interest of the SF Capital Bridge, the proceeds of the sale of the Preferred Stock and the Warrants hereunder shall not be used by the Company for capital expenditures in excess of 105% of the aggregate amount of capital expenditures specified in the business plan of the Company, dated January 27, 2004 (a copy of which business plan has been provided to all Investors prior to the Signing Date); provided, however, the Company may expend more than 105% of the aggregate amount of capital expenditures specified in such business plan with the prior approval of the Board.

9.14.        Other Covenants.   For as long as the Investors own at least Two Hundred Thousand (200,000) shares of Preferred Stock (appropriately adjusted for any stock dividend, stock split, reverse stock split, reclassification, stock combination or other recapitalization occurring after the date hereof), the Company shall not, without the prior written consent of the Lead Investor, (i) pay more than Seven Hundred Fifty Thousand Dollars ($750,000) per annum for rental and maintenance of its facilities in Mountain View, California and (ii) enter into any real property lease with a term in excess of five (5) years.

9.15.        Fiduciary Obligations of the Board of Directors; Termination Fee.  (a)  Notwithstanding the provisions of Section 9.10(c) and 9.11, nothing in this Agreement will prohibit the Company or its Board of Directors from taking any of the following actions if the Company’s Board of Directors determines in good faith, after consultation with and the receipt of written legal advice from its outside legal advisors that the failure to take such an action would be inconsistent with the fiduciary duties of the Company’s Board of Directors to the Company’s stockholders: (i) providing public or non-public information in response to a request therefor by a Third Party (as defined below) who has made an unsolicited bona fide written Acquisition Proposal (as defined below), so long as the Company’s Board of Directors receives from such Third Party an executed confidentiality agreement with customary confidentiality provisions, (ii) engaging in negotiations or discussions with such a Third Party who has made an unsolicited bona fide written Acquisition Proposal, (iii) approving such an Acquisition Proposal, or recommending such an Acquisition Proposal to the shareholders of the Company, or entering into a definitive agreement with respect to such Acquisition Proposal, or (iv) failing to make the recommendation referred to in Section 9.7(b), or withdrawing, amending, modifying or changing such recommendation, following the receipt of such an Acquisition Proposal; provided that in the case of the actions described in clauses (iii) and (iv), the Company shall provide prompt written notice (within one (1) Business Day) to each of the Investors (a “Notice of Acquisition Proposal”) advising each of the Investors of such action and specifying the material terms and conditions of any Acquisition Proposal and identifying the person or group making any Acquisition Proposal.  The Requisite Investors shall, within ten (10) Business Days after the receipt of the Notice of Acquisition Proposal by all of the Investors, have a right to terminate this Agreement.  In addition, in the case of the actions described in clauses (iii) and (iv) above, the Company shall have the right to terminate this Agreement upon five (5) Business Days prior written notice to each of the Investors.

(b)  The Company will notify each of the Investors promptly in writing (within one (1) Business Day) if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company after the date hereof, and, as part of such notification, shall disclose to each of the Investors the identity of the Person making such inquiry, proposal or offer and the substance of such inquiry, proposal or offer in reasonable detail and will keep the Investors informed of any developments with respect thereto immediately upon the occurrence thereof.

(c)  As used in this Agreement, the term “Acquisition Proposal” means (i) a transaction pursuant to which any Person (or “group” of Persons as such term is defined under Section 13(d) of the 1934 Act) other than the Investors (a “Third Party”) acquires 25% or more of the outstanding shares of Company Common Stock, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires securities representing 25% or more of the aggregate voting power of all outstanding securities of the Company surviving the merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets of the Company having a fair market value equal to 25% or more of the fair value of all of the assets of the Company immediately prior to such a transaction; provided, however, that the term “Acquisition Proposal” does not include the Private Placement and the other transactions contemplated by this Agreement.

(d)           If this Agreement is terminated by the Requisite Holders or the Company pursuant to Section 9.15(a) hereof then the Company shall pay, within two (2) Business Days following such termination, to each of the Investors (i) liquidated damages in the amount equal to seven percent (7%) of the “Aggregate Purchase Price” set forth on such Investor’s signature page affixed hereto (it being specifically agreed that such amount represents liquidated damages and not a penalty) (the “Termination Fee”) and (ii) all fees and expenses required by Section 11.5. The parties hereto acknowledge and agree that the Termination Fee is an integral element of the transactions contemplated by this Agreement, and the Investors would not have entered into this Agreement without the termination fee provisions in this Section 9.15, including the agreed upon amount of the Termination Fee.  For purposes of clarification, no Termination Fee shall be payable by the Company if the Second Closing shall fail to occur solely as a result of a failure to obtain Stockholder Approval as contemplated by Section 9.7.

9.16         Nasdaq Exemption Notice.  As promptly as practicable, and in no event more than three Business Days after the Signing Date, in compliance with NASD Rule 4350(i)(2), the Company shall cause to be mailed to all of the Company’s stockholders, at the Company’s expense, a written notice, in form and substance reasonably satisfactory to the Lead Investor (the “Exemption Notice”), alerting such stockholders to the Company’s omission to seek the stockholder approval that would otherwise be required in connection with the First Closing by virtue of the exemption described in Section 5.26, and indicating that the audit committee of the Company’s Board of Directors has expressly approved the First Closing and the Company’s request to the Nasdaq Stock Market for the exemption in connection therewith.

9.17         Rights Plan Termination.  The Rights Plan and all rights provided to the Company’s stockholders thereunder shall be terminated by the Company’s Board of Directors (the “Rights Plan Termination”) within 10 calendar days after the Signing Date.  The Rights Plan Termination shall be effected by (a) the Company in accordance with Section 23(b)(i) of the Right Plan, pursuant to which the Company shall redeem all of the “Rights” (as defined in the Rights Plan) in accordance with Section 23(c) and/or Section 23(d) of the Rights Plan, and (b) the Company entering into a written agreement with the Rights Agent providing for the termination of the Rights Plan immediately, without further action or deed, upon completion of the redemption procedures specified in Section 23 of the Rights Plan.

10.           Survival and Indemnification.

10.1.        Survival.  All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the Closing Date until the third anniversary thereof; provided, however, that the provisions contained in: (a) Sections 3.2 and 5.4 hereof shall survive indefinitely; and (b) Sections 5.10 and 5.15 shall survive until 90 days after the applicable statute of limitations.  Notwithstanding the foregoing, all representations, warranties, covenants and agreements contained in this Agreement shall expire and have no further force and effect in the event that the Agreement is terminated pursuant to Section 9.15 hereof.

10.2.        Indemnification.  The Company agrees to indemnify and hold harmless, each Investor and its Affiliates and the directors, officers, employees and agents of each Investor and its Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by, or to be performed on the part of, the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

10.3.        Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 10.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

11.           Miscellaneous.

11.1.        Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Except for the Lead Investor Counsel, which is an express intended third party beneficiary of this Agreement, and except for provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

11.2.        Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

11.3.        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.4.        Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Aerogen, Inc.

2071 Stierlin Court

Mountain View, CA 94043

Attention:  Chief Executive Officer

Fax:  650-864-7435 and 650-864-7433

With a copy to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA  94306

Attn:  Robert J. Brigham, Esq.

Fax:  650-849-7400

If to any of the Investors:

to the addresses set forth on Schedule I or Schedule II affixed hereto.

With a copy to:

CIBC World Markets

2420 Sand Hill Road

Suite 300

Menlo Park, CA  94025

Attn: Michael Fekete

Fax: 650-234-2450

And a copy to:

Lowenstein Sandler PC

65 Livingston Ave.

Roseland, NJ 07068

Attn:  Steven E. Siesser, Esq.

Fax:  973-597-2507

11.5.        Expenses.  The Company shall pay the reasonable fees and expenses of Lead Investor Counsel in connection with the Private Placement (the “Lead Investor Counsel Fees”), in an amount not to exceed $100,000 through the First Closing Date, which Lead Investor Counsel Fees shall include, without limitation, the fees and expenses associated with the negotiation, preparation and execution and delivery of this Agreement and the other Transaction Documents and any amendments, modifications or waivers thereto.  The Lead Investor Counsel Fees shall be paid to Lead Investor Counsel on each Closing Date by release to Lead Investor Counsel of the portion of the Escrow Amount equal to the Lead Investor Counsel Fees applicable to such Closing Date.  Except as set forth above, the Company and the Investors shall each bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

11.6.        Amendments and Waivers.  This Agreement shall not be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the Company and the Requisite Holders; provided, however, that any provision hereof which impairs the rights or increases the obligations of a specific Investor disproportionately to other Investors shall not be amended or waived without the prior written consent of the Company and that particular Investor; provided, further, that any provision affecting the rights or obligations of Lead Investor Counsel, shall not be waived or amended without the prior written consent of the Lead Investor Counsel.  Any amendment or waiver effected in accordance with this Section 11.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

11.7.        Publicity.  No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Lead Investor, as representative of the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market on which the Securities are then listed and trading, in which case the Company or the Lead Investor, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

11.8.        Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

11.9.        Entire Agreement.  This Agreement, including the Exhibits and Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.  Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

11.10.      Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

11.11.      Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF

THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[signature page follows]

[Company Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

AEROGEN, INC.

By: /s/ Jane E. Shaw
Name: Jane E. Shaw
Title: CEO

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	The Carpenter 1983 Family Trust
Print name of entity

(Printed Name)	By:	/s/ Jane Elizabeth Carpenter TTEE
/s/ Peter Fredrick Carpenter TTEE

	Name:	Jane Elizabeth Carpenter TTEE Peter Fredrick Carpenter

Title:

Print jurisdiction of organization of entity
Address:

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:	$

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Xmark Fund, Ltd.
Print name of entity

(Printed Name)		By:	/s/ David C. Cavalier

Name: David C. Cavalier
Title:Chief Operating Officer

Cayman Islands
Print jurisdiction of organization of entity
Address:		Address: 152 West 57th Street 21st Floor New York, NY 10019

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$2,779,250

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Xmark Fund, L.P.
Print name of entity

(Printed Name)		By:	/s/ David C. Cavalier

Name: David C. Cavalier
Title:Chief Operating Officer

Cayman Islands
Print jurisdiction of organization of entity
Address:		Address: 152 West 57th Street 21st Floor New York, NY 10019

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$2,220,750

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	HealthCap IV, L.P.
Print name of entity

(Printed Name)	By:	/s/ Peder Fredrickson

Name Peder Fredrickson
Title:Director

Switzerland
Print jurisdiction of organization of entity
Address:	Address: c/o HealthCap IV GPSA 18 Avenue d’Ouchy 1006 Lausanne/Switzerland

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$30
Second Closing Purchase Price	$30
Aggregate Purchase Price:	$2,742,900.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	HealthCap IV Bis, L.P.
Print name of entity

(Printed Name)	By:	/s/ Peder Fredrickson
Name Peder Fredrickson
Title:Director

Switzerland
Print jurisdiction of organization of entity
Address:	Address: c/o HealthCap IV GPSA 18 Avenue d’Ouchy 1006 Lausanne/Switzerland

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$30
Second Closing Purchase Price	$30
Aggregate Purchase Price:	$1,565,280.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	HealthCap IV KB by HealthCap IV GP AB, its General Partner
Print name of entity

(Printed Name)	By:	/s/ Per Samuelson /s/ Anki Forsberg

	Name	Per Samuelson Anki Forsberg
	Title:	Partners

Sweden
Print jurisdiction of organization of entity

Address:	Address: Strandvagen 5B 11451 Stockholm Sweden

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$30
Second Closing Purchase Price	$30
Aggregate Purchase Price:	$616,800.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	OFCO Club IV by Odlander, Fredrickson & Co AB, its member
Print name of entity

(Printed Name)	By:	/s/ Bjorn Odlander /s/ Anki Forsberg

	Name	Bjorn Odlander Anki Forsberg
	Title:	Partners

Sweden
Print jurisdiction of organization of entity

Address:	Address: Strandvagen 5B 11451 Stockholm Sweden

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$30
Second Closing Purchase Price	$30
Aggregate Purchase Price:	$75,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Pequot Scout Fund, L.P.
Print name of entity

(Printed Name)		By:	/s/ Richard J. Joslin

		Name	Richard J. Joslin
		Title:	Principal

Print jurisdiction of organization of entity

Address:		Address: c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$1,170,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Pequot Navigator Offshore Fund, Inc.
Print name of entity

(Printed Name)		By:	/s/ Richard J. Joslin

		Name	Richard J. Joslin
		Title:	Principal

Print jurisdiction of organization of entity

Address:		Address: c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$543,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Pequot Navigator Onshore Fund, L.P.
Print name of entity

(Printed Name)		By:	/s/ Richard J. Joslin

		Name	Richard J. Joslin
		Title:	Principal

Print jurisdiction of organization of entity

Address:		Address: c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$288,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 10, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		SF Capital Partners Ltd.
Print name of entity

(Printed Name)		By:	/s/ Brian H. Davidson

		Name	Brian H. Davidson
		Title:	Authorized Signatory

British Virgin Island
Print jurisdiction of organization of entity

Address:		Address: Staro Asset Management LLC 3600 South Lake Drive St. Francis, WI 53235

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price		$1,000,000
Aggregate Purchase Price:	$	Plus balance of SF Debentures

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	North Sound Legacy Fund LLC
Print name of entity

(Printed Name)	By:	/s/ Andrew Wilder

	Name	Andrew Wilder
	Title:	Chief Financial Officer

Print jurisdiction of organization of entity

Address:	Address: c/o North Sound Capital LLC 53 Forest Avenue, Suite 202 Old Greenwich, CT 06870

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

52-2324838
Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$90,000

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	North Sound Legacy Institutional Fund LLC
Print name of entity

(Printed Name)	By:	/s/ Andrew Wilder

	Name	Andrew Wilder
	Title:	Chief Financial Officer

Print jurisdiction of organization of entity

Address:	Address: c/o North Sound Capital LLC 53 Forest Avenue, Suite 202 Old Greenwich, CT 06870

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$990,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	North Sound Legacy International Ltd.
Print name of entity

(Printed Name)	By:	/s/ Andrew Wilder

	Name	Andrew Wilder
	Title:	Chief Financial Officer

Print jurisdiction of organization of entity

Address:	Address: c/o North Sound Capital LLC 53 Forest Avenue, Suite 202 Old Greenwich, CT 06870

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$1,920,000

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Bay Star Capital II, L.P.
Print name of entity

(Printed Name)	By:	/s/ Steve Derby

	Name	Steve Derby
	Title:	Managing Member

Print jurisdiction of organization of entity

Address:	Address: c/o Bay Star Capital Management, LLC 53 Forest Avenue, Suite 203 Old Greenwich, CT 06870

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$1,500,000

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	SDS Capital Group SPC, Ltd.
Print name of entity

(Printed Name)	By:	/s/ Steve Derby

	Name	Steve Derby
	Title:	Managing Member

Print jurisdiction of organization of entity

Address:	Address:

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$1,500,000

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Perceptive Life Sciences Master Fund Ltd By: Perceptive Advisors, LLC Investment Manager.
Print name of entity

(Printed Name)	By:	/s/ Andrew C. Sankin

	Name	Andrew C. Sankin
	Title:	Chief Operating Officer

Cayman Island
Print jurisdiction of organization of entity

Address:	Address: 5437 Connecticut Ave., N.W. Suite 100 Washington, DC 20015

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$4,000,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 9, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Porter Partners, L.P.
Print name of entity

(Printed Name)		By:	/s/ Jeffrey H. Porter

		Name	Jeffrey H. Porter
		Title:	General Partner

California, USA
Print jurisdiction of organization of entity

Address:		Address: 300 Drakes Landing Road Suite 175 Greenbrae, CA 94904

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$800,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 9, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		EDJ Limted
Print name of entity

(Printed Name)		By:	/s/ Jeffrey H. Porter

		Name	Jeffrey H. Porter
		Title:	Investment Advisor

Print jurisdiction of organization of entity

Address:		Address: c/o Deltec Bank & Trust Deltec House/Lyford Cay P.O. Box N-3229 Nassau, Bahamas

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$200,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust
Print name of entity

(Printed Name)	By:	/s/ Samuel D. Isaly

	Name	Samuel D. Isaly
	Title:	Managing Member of the Investment Advisor

Bermuda
Print jurisdiction of organization of entity

Address:	Address:
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
Tel.: 212-739-6400
Fax: 212-739-6444

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$1,500,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Caduceus Capital II, L.P.
Print name of entity

(Printed Name)	By:	/s/ Samuel D. Isaly

	Name	Samuel D. Isaly
	Title:	Managing Member of the General Partner

Delaware, L.P.
Print jurisdiction of organization of entity

Address:	Address:
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
Tel.: 212-739-6400
Fax: 212-739-6444

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$645,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	UBS Eucalyptus Fund, L.L.C.
Print name of entity

(Printed Name)	By:	/s/ Samuel D. Isaly

	Name	Samuel D. Isaly
	Title:	Managing Member of the JV Partner

Delaware, L.P.
Print jurisdiction of organization of entity

Address:	Address:
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
Tel.: 212-739-6400
Fax: 212-739-6444

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$1,500,000.00

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	PW Eucalyptus Fund, Ltd.
Print name of entity

(Printed Name)	By:	/s/ Samuel D. Isaly

	Name	Samuel D. Isaly
	Title:	Managing Member of the JV Partner

Cayman Islands
Print jurisdiction of organization of entity

Address:	Address:
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
Tel.: 212-739-6400
Fax: 212-739-6444

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$180,000.00

42

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Finsbury Worldwide Pharmaceutical Trust
Print name of entity

(Printed Name)	By:	/s/ Samuel D. Isaly

	Name	Samuel D. Isaly
	Title:	Director

United Kingdom
Print jurisdiction of organization of entity

Address:	Address:
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
Tel.: 212-739-6400
Fax: 212-739-6444

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$1,950,000.00

42

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	HFC SHC Aggressive Fund
Print name of entity

(Printed Name)	By:	/s/ Dora Hines

Name	Dora Hines
Title: for and on behalf of HFR Asset Management as attorney in fact

Bermuda
Print jurisdiction of organization of entity

Address:	Address:
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
Tel.: 212-739-6400
Fax: 212-739-6444

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$225,000.00

42

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:
/s/ Anders D. Hove
(Signature)
Print name of entity
Anders D. Hove
(Printed Name)		By:

Name
Title:

Print jurisdiction of organization of entity

Address:		Address:
7 Stratton Road
Scarsdale, NY 10583

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$150,000.00

42

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Ursus Capital, L.P.
Print name of entity

(Printed Name)	By:	/s/ Evan Storza

	Name:	Evan Storza
	Title:	General Partner

Delaware
Print jurisdiction of organization of entity

Address:	Address:
Ursus Capital
156 West 56th Street, 16th Floor
New York, NY 10019

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$540,000.00

42

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Ursus OffShore Ltd.
Print name of entity

(Printed Name)	By:	/s/ Evan Storza

	Name:	Evan Storza
	Title:	Managing

Cayman Islands
Print jurisdiction of organization of entity

Address:	Address:
c/o Ursus Capital
156 West 56th Street, 16th Floor
New York, NY 10019

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$465,000.00

42

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Paul W. Brown & Theresa Donovan Brown TTEE Paul & Theresa Brown 1994 Trust dtd 10/8/94
Print name of entity

(Printed Name)	By:	/s/ Paul W. Brown

	Name:	Paul W. Brown
	Title:	General Partner

CA
Print jurisdiction of organization of entity

Address:	Address:
115 Arbor Ct.
Woodside, CA 94062

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$
Second Closing Purchase Price	$
Aggregate Purchase Price:		$100,000

43

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Pro Med Partners, L.P.
Print name of entity

(Printed Name)		By:	/s/David B. Musket

		Name:	David B. Musket
		Title:	Managing Partner

DE
Print jurisdiction of organization of entity

Address:		Address:
125 Cambridge Park Drive
Cambridge, MA 02140

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$22,900
Second Closing Purchase Price	$445,800
Aggregate Purchase Price:	$668,700

44

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Pro Med Partners, II, L.P.
Print name of entity

(Printed Name)		By:	/s/David B. Musket

		Name:	David B. Musket
		Title:	Managing Director

DE
Print jurisdiction of organization of entity

Address:		Address:
125 Cambridge Park Drive
Cambridge, MA 02140

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$41,100
Second Closing Purchase Price	$82,200
Aggregate Purchase Price:	$123,300

45

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Pro Med Offshore Fund, Ltd.
Print name of entity

(Printed Name)		By:	/s/David B. Musket

		Name:	David B. Musket
		Title:	Managing Manager

Offshore
Print jurisdiction of organization of entity

Address:		Address:
125 Cambridge Park Drive
Cambridge, MA 02140

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$36,000
Second Closing Purchase Price	$72,000
Aggregate Purchase Price:	$108,000

46

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:
/s/ Paul Scharfer
(Signature)
Print name of entity
Paul Scharfer
(Printed Name)		By:

Name:
Title:

Print jurisdiction of organization of entity

Address:		Address:
265 East 66th Street Apt. 6C New York, NY 10021

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$83,330
Second Closing Purchase Price	$166,660
Aggregate Purchase Price:	$249,990

42

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:	March 8, 2004

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:
/s/ David B. Musket
(Signature)
Print name of entity
David B. Musket
(Printed Name)		By:

Name:
Title:

Print jurisdiction of organization of entity

Address:		Address:
c/o Promed 125 Cambridge Park Drive Cambridge, MA 02140

The signatory’s U.S. taxpayer identification number is set forth opposite, and is provided under penalty of perjury under U.S. law.  In the event that a taxpayer identification number is not provided, any funds provided to the Lead Investor Counsel which constitute part of the Escrow Amount will be placed in a non-interest bearing escrow account.

Taxpayer ID#

Aggregate dollar amount of Securities committed to be purchased pursuant to the terms of the Agreement:

First Closing Purchase Price:	$80,000
Second Closing Purchase Price	$160,000
Aggregate Purchase Price:	$240,000

43

Exhibits

Exhibit A	Certificate of Designations
Exhibit B	Warrant
Exhibit C	Registration Rights Agreement
Exhibit D-1	CG Opinion for the First Closing
Exhibit D-2	CG Opinion for the Second Closing
Exhibit E	Lock-Up and Voting Agreement

II-1

Exhibit A

[CERTIFICATE OF DESIGNATIONS]

[The Certificate of Designations is filed separately as Exhibit 10.25 of the Company’s

Current Report on Form 8-K, filed on March 26, 2004.]

II-1

Exhibit B

[WARRANT]

[The Form of Warrant is filed separately as Exhibit 10.26 of the Company’s

Current Report on Form 8-K, filed on March 26, 2004.]

II-1

Exhibit C

[REGISTRATION RIGHTS AGREEMENT]

[The Registration Rights Agreement is filed separately as Exhibit 10.27 of the Company’s

Current Report on Form 8-K, filed on March 26, 2004.]

II-1

Exhibit D-1

FORM OF CG OPINION FOR FIRST CLOSING

March   , 2004

To the Purchasers identified

in the Agreement defined below

c/o Xmark Asset Management, LLC

152 West 57th Street, 21st Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel for Aerogen, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of an aggregate of up to 500,000 shares of Series A-1 Convertible Preferred Stock of the Company (the “Preferred Stock”) and warrants (the “Warrants”) exercisable for the purchase of shares of Common Stock of the Company issued in the First Closing under that certain Purchase Agreement, dated as of March 11, 2004 (the “Purchase Agreement”) entered into between the Company and the investors set forth on Schedules I, II and III thereto (collectively, the “Purchasers”).

This opinion is furnished to you at the request and on behalf of the Company pursuant to Section 8.1 of the Purchase Agreement in connection with the First Closing.  Capitalized terms used but not defined herein have the meanings given them in the Purchase Agreement.

In connection with this opinion, we have examined the following documents:

(a) the Purchase Agreement;

(b) the Warrants, issued by the Company to the Purchasers, in connection with the First Closing;

(c) the Registration Rights Agreement between the Company and the Purchasers (the “Rights Agreement”); and

(d) the Certificate of Designations.

In addition, for purposes of rendering our opinions below, we have examined the following:

(e) that certain Rights Agreement, dated June 5, 2001, by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability corporation, as rights agent, as amended on February 24, 2003 and March 19, 2004 (the “Rights Plan”);

(f) the Amended and Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware on November 15, 2000, as amended by the Certificate of Amendment thereto as certified by the Secretary of State of the State of Delaware on May 23, 2002, the Certificate of Amendment thereto certified by the Secretary of State of the State of Delaware on October 31, 2003 and the Certificate of Designations thereto certified by the Secretary of State of the State of Delaware on March 19, 2004 (together, the “Restated Certificate”);

(g) the Amended and Restated Bylaws of the Company certified to us by an officer of the Company to be in full force and effect as of the date of this opinion letter;

(h) the resolutions adopted by the board of directors of the Company at a meeting held on March 8, 2004 and March 17, 2004;

(i) the Certificate of Status issued by the Secretary of State of the State of Delaware stating that the Company is a domestic corporation in good standing in such state, dated March 17, 2004;

(j) the Certificate of Status as a Foreign Corporation issued by the Secretary of State of the State of California stating that the Company is a foreign corporation in good standing in such state, dated March  12, 2004; and

(k) certificate of tax good standing for the Company issued by the Franchise Tax Board of the State of California on March 12, 2004.

Items (a) through (d) above are hereinafter collectively referred to as the “Transaction Documents”; items (f) through (h) above are hereinafter collectively referred to as the “Organizational Documents”; and items (i) through (k) above are hereafter referred to as the “Good Standing Certificates.”

In connection with this opinion, we have examined and relied upon the representations and warranties as to certain factual matters contained in and made pursuant to the Transaction Documents by the various parties and upon originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (a) an inquiry of attorneys currently within this firm who represent the Company in connection with this transaction or who regularly perform substantive legal services for the Company and (b) receipt of certificates executed by officers of the Company covering such matters.  We have made no further investigation.

In rendering the opinions expressed below, we have assumed, without investigation:

(a) the genuineness and authenticity of all signatures on original written documents (except that such assumption is not made, as to the Company, with respect to the signatures of the person(s) executing the Transaction Documents on behalf of the Company);

3

(b)  the authenticity of all documents submitted to us as originals;

(c) the conformity to originals of all documents submitted to us as copies;

(d) the accuracy, completeness and authenticity of certificates of public officials;

(e) the due incorporation or formation, valid existence, good standing and the corporate or similar power to enter into, and perform in accordance with their respective terms, the Transaction Documents, of all parties thereto (except that such assumption is not made with respect to the Company);

(f) the due authorization, execution and delivery of all documents (except that such assumption is not made with respect to the due authorization, execution and delivery of the Transaction Documents by the Company), in each case where the authorization, execution and delivery thereof by such parties are prerequisites to the effectiveness of such documents;

(g) the legal capacity of all individuals executing and delivering documents to so execute and deliver;

(h) that the Transaction Documents are obligations binding upon all parties (except that such assumption is not made with respect to the Company); and

(i) there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder, and no such agreements or understandings are known to us.

We have also assumed, without investigation, that the Purchasers have filed any required California franchise or income tax returns and have paid any required California state franchise, income or similar taxes.

Our opinions expressed below are expressed with respect only to the laws of the State of California, the General Corporation Law of the State of Delaware and applicable federal laws of the United States and are expressed only as to the outcome that would pertain were California law, the General Corporation Law of the State of Delaware or the federal laws of the United States (excluding choice of law principles and excluding the effect of any law other than California law, the General Corporation Law of the State of Delaware or the federal laws of the United States) the governing law applicable to the relevant issue.  We express no opinion as to whether the laws of any particular jurisdiction apply.  We note that the parties to the Transaction Documents have designated the laws of the State of New York as the laws governing such Transaction Documents.  Accordingly, with your permission, our opinion in paragraph 3 below as to the validity, binding effect and enforceability of the Transaction Documents, is premised upon the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York to govern the

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interpretation and enforcement of the Transaction Documents).  Neither special rulings of any governmental authorities nor opinions of counsel in said jurisdiction have been obtained.

Our opinion in paragraph 1 below as to the good standing of the Company as a domestic corporation in the State of Delaware and as a foreign corporation in the State of California is based solely upon our review of the Good Standing Certificates.  We have made no further investigation.

On the basis of the foregoing, in reliance thereon, and with the foregoing qualifications, we are of the opinion that:

1.             The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets, to conduct its business as it is currently being conducted and to enter into and perform its obligations under the Transaction Documents.  The Company is qualified as a foreign corporation to do business and is in good standing in the State of California.

2.             The execution, delivery and performance by the Company of the Transaction Documents and the issuance of the Preferred Stock and the Warrants in the First Closing have been duly authorized by all requisite corporate action on the part of the Company and do not require any further approval of its directors or stockholders.

3.             The Purchase Agreement, Warrants and Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.             The rights, preferences and privileges of the Preferred Stock are as stated in the Certificate of Designations.

5.             The execution and delivery by the Company of each of the Transaction Documents and the issuance of the Preferred Stock and Warrants in the First Closing, and the issuance by the Company of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (assuming such conversion and exercise occurs on the date hereof): (i) will not violate or contravene or be in conflict with (a) any provision of the Organizational Documents; (b) any provision of the General Corporation Law of the State of Delaware and any provision of any federal or California law, rule or regulation applicable to the Company in commercial transactions of the nature contemplated by the Transaction Documents; (c) any order, judgment or decree of any court or other governmental agency which is known to us and which is binding on the Company or any of its property; (d) any agreement, indenture or other written agreement or understanding to which the Company is a party and is identified on Exhibit A attached hereto (the “Material Agreements”); and (ii) will not result in (a) any one or more of the Purchasers becoming an Acquiring Person; (b) a Shares Acquisition Date or a Distribution Date, as each of those terms are defined in the Rights Plan, or entitle any holder of Rights to exercise any such Rights, as such term is defined in the Rights Plan.

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6.             Other than as provided in Section 5.5 of the Purchase Agreement and the Disclosure Schedule delivered in connection with the Purchase Agreement, no further consents, approvals, authorizations, registrations, declarations or filings are required to be obtained or made by the Company from or with any federal or California governmental authority or pursuant to the General Corporation Law of the State of Delaware or from any other Person under any Material Agreement in order for it to execute and deliver each of the Transaction Documents, to issue the Preferred Stock and Warrants in the First Closing and to perform its obligations as of the date hereof under the Transaction Documents, other than those consents, approvals, authorizations, registrations, declarations or filings that have already been obtained and remain in full force and effect and except for (a)  the filing of a Form D (the “Form D”) with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and (b) the filing of the Form D with requisite state jurisdictions.

7.             The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants issued in the First Closing have been duly authorized and, upon issuance and delivery upon conversion of such Preferred Stock in accordance with the terms of the Purchase Agreement and exercise of such Warrants in accordance with the terms of the Warrants, will be validly issued, outstanding, fully paid and nonassessable.  Other than as disclosed in the Purchase Agreement, and the Disclosure Schedule delivered in connection with the Purchase Agreement, there are no preemptive rights or, to the best of our knowledge, any options, warrants, conversion privileges or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company.

8.             Assuming the accuracy of the representations and warranties of the Company set forth in Section 5 of the Purchase Agreement, of the Purchasers set forth in Section 6 of the Purchase Agreement, and of the Foreign Investors set forth in Section 7 of the Purchase Agreement, the offer, issuance and sale to the Purchasers in the First Closing pursuant to the Purchase Agreement of the Preferred Stock and Warrants are exempt from the registration requirements of the Securities Act and if the Preferred Stock were converted and the Warrants were exercised by the Purchasers on the date hereof, the issuance of the Preferred Shares and Warrant Shares would be exempt from the registration requirements of the Securities Act.

9.             Assuming that the Amendment No. 2 to Rights Agreement dated March 19, 2004 by and between the Company and Mellon Investor Services LLC (the “Rights Agent”) has been validly executed and duly authorized by the Rights Agent, all Rights (as defined in the Rights Plan) have expired.

The opinions expressed herein are subject to and limited by the following qualifications, assumptions, limitations and exceptions:

(a)           We express no opinion as to the enforceability of “choice of forum” or “submission to jurisdiction” provisions contained in any of the Transaction Documents.

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(b)           The legality, validity, binding nature and enforceability of the Company’s obligations under the Transaction Documents may be subject to or limited by (1) general equity principles and the limitations on the availability of equitable relief, including, without limitation, specific performance; (2) the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, dissolution, moratorium or other similar laws relating to or affecting creditors’ rights generally; and (3) limitations imposed by law and public policy on indemnification or exculpation.

Notwithstanding the limitations on rights, remedies and waivers set forth herein, such limitations do not render the Transaction Documents invalid as a whole, and there exist (in the Transaction Documents and pursuant to applicable law) legally adequate remedies for the realization by the Purchasers of the principal benefits intended to be provided by the Transaction Documents (but subject to the economic consequences of any delay that may result under applicable law or judicial decisions).

Our opinions set forth above are limited to the matters expressly set forth in this opinion letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated.  This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law which may hereafter occur.

This opinion letter is intended solely for the benefit of the addressees of this letter, and is not to be made available to or relied upon by any other person, firm or entity without our prior written consent (provided, that copies of this opinion letter may be made available to the counsel, assignees, transferees, and regulators of the addressees of this letter).

Very truly yours,

COOLEY GODWARD LLP

By
Robert J. Brigham

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Exhibit D-2

FORM OF CG OPINION FOR SECOND CLOSING

          , 2004

To the Purchasers identified

in the Agreement defined below

c/o Xmark Asset Management, LLC

152 West 57th Street, 21st Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel for Aerogen, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of an aggregate of up to 1,072,685 shares of Series A-1 Convertible Preferred Stock of the Company (the “Preferred Stock”) and warrants (the “Warrants”) exercisable for the purchase of shares of Common Stock of the Company issued in the Second Closing under that certain Purchase Agreement, dated as of March 11, 2004 (the “Purchase Agreement”) entered into between the Company and the other investors set forth of Schedules I, II and III thereto (collectively, the “Purchasers”).

This opinion is furnished to you at the request and on behalf of the Company pursuant to Section 8.1 of the Purchase Agreement in connection with the Second Closing.  Capitalized terms used but not defined herein have the meanings given them in the Purchase Agreement.

In connection with this opinion, we have examined the following documents:

(a) the Purchase Agreement;

(b) the Warrants, issued by the Company to the Purchasers, in connection with the Second Closing;

(c) the Registration Rights Agreement between the Company and the Purchasers (the “Rights Agreement”); and

(d) the Certificate of Designations.

In addition, for purposes of rendering our opinions below, we have examined the following:

(e) that certain Rights Agreement, dated June 5, 2001, by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability corporation, as rights agent, as amended on February 24, 2004 and March 19, 2004 (the “Rights Plan”);

(f) the Amended and Restated Certificate of Incorporation of the Company  as certified by the Secretary of State of the State of Delaware on November 15, 2000, as amended by the Certificate of Amendment thereto as certified by the Secretary of State of the State of Delaware on May 23, 2002 and the Certificate of Amendment thereto certified by the Secretary of State of the State of Delaware on October 31, 2003 and the Certificate of Designations thereto certified by the Secretary of State of the State of Delaware on March   , 2004 (together, the “Restated Certificate”);

(g) the Amended and Restated Bylaws of the Company certified to us by an officer of the Company to be in full force and effect as of the date of this opinion letter;

(h) the resolutions adopted by the board of directors of the Company at a meeting held on March 8, 2004;

(i) the Certificate of Status issued by the Secretary of State of the State of Delaware stating that the Company is a domestic corporation in good standing in such state, dated                          , 2004;

(j) the Certificate of Status as a Foreign Corporation issued by the Secretary of State of the State of California stating that the Company is a foreign corporation in good standing in such state, dated                  , 2004; and

(k) certificate of tax good standing for the Company issued by the Franchise Tax Board of the State of California on                   , 2004.

Items (a) through (d) above are hereinafter collectively referred to as the “Transaction Documents”; items (f) through (h) above are hereinafter collectively referred to as the “Organizational Documents”; and items (i) through (k) above are hereafter referred to as the “Good Standing Certificates.”

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Transaction Documents by the various parties and upon originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (a) an inquiry of attorneys currently within this firm who represent the Company in connection with this transaction or who regularly perform substantive legal services for the Company and (b) receipt of certificates executed by officers of the Company covering such matters.  We have made no further investigation.

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In rendering the opinions expressed below, we have assumed, without investigation:

(a) the genuineness and authenticity of all signatures on original written documents (except that such assumption is not made, as to the Company, with respect to the signatures of the person(s) executing the Transaction Documents on behalf of the Company);

(b)  the authenticity of all documents submitted to us as originals;

(c) the conformity to originals of all documents submitted to us as copies;

(d) the accuracy, completeness and authenticity of certificates of public officials;

(e) the due incorporation or formation, valid existence, good standing and the corporate or similar power to enter into, and perform in accordance with their respective terms, the Transaction Documents, of all parties thereto (except that such assumption is not made with respect to the Company);

(f) the due authorization, execution and delivery of all documents (except that such assumption is not made with respect to the due authorization, execution and delivery of the Transaction Documents by the Company), in each case where the authorization, execution and delivery thereof by such parties are prerequisites to the effectiveness of such documents;

(g) the legal capacity of all individuals executing and delivering documents to so execute and deliver;

(h) that the Transaction Documents are obligations binding upon all parties (except that such assumption is not made with respect to the Company); and

(i) there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder, and no such agreements or understandings are known to us.

We have also assumed, without investigation, that the Purchasers have filed any required California franchise or income tax returns and have paid any required California state franchise, income or similar taxes.

Our opinions expressed below are expressed with respect only to the laws of the State of California, the General Corporation Law of the State of Delaware and applicable federal laws of the United States and are expressed only as to the outcome that would pertain were California law, the General Corporation Law of the State of Delaware or the federal laws of the United States (excluding choice of law principles and excluding the effect of any law other than California law, the General Corporation Law of the State of Delaware or the federal laws of the United States) the governing law applicable to the relevant issue.  We express no opinion as to whether the laws of any particular jurisdiction apply.  We note that the parties to the Transaction

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Documents have designated the laws of the State of New York as the laws governing such Transaction Documents.  Accordingly, with your permission, our opinion in paragraph 3 below as to the validity, binding effect and enforceability of the Transaction Documents, is premised upon the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York to govern the interpretation and enforcement of the Transaction Documents).  Neither special rulings of any governmental authorities nor opinions of counsel in said jurisdiction have been obtained.

Our opinion in paragraph 1 below as to the good standing of the Company as a domestic corporation in the State of Delaware and as a foreign corporation in the State of California is based solely upon our review of the Good Standing Certificates.  We have made no further investigation.

On the basis of the foregoing, in reliance thereon, and with the foregoing qualifications, we are of the opinion that:

1.             The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets, to conduct its business as it is currently being conducted and to enter into and perform its obligations under the Transaction Documents.  The Company is qualified as a foreign corporation to do business and is in good standing in the State of California.

2.             The execution, delivery and performance by the Company of the Transaction Documents and the issuance of the Preferred Stock and the Warrants in the Second Closing have been duly authorized by all requisite corporate action on the part of the Company and do not require any further approval of its directors or stockholders.

3.             The Purchase Agreement, Warrants and Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.             The rights, preferences and privileges of the Preferred Stock are as stated in the Certificate of Designations.

5.             The execution and delivery by the Company of each of the Transaction Documents and the issuance of the Preferred Stock and Warrants in the Second Closing, and the issuance by the Company of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (assuming such conversion and exercise occurs on the date hereof): (i) will not violate or contravene or be in conflict with  (a) any provision of the Organizational Documents; (b) any provision of the General Corporation Law of the State of Delaware and any provision of any federal or California law, rule or regulation applicable to the Company in commercial transactions of the nature contemplated by the Transaction Documents; (c) any order, judgment or decree of any court or other governmental agency which is known to us and which is binding on the Company or any of its property; (d) any agreement, indenture or other written agreement or understanding to which the Company is a party and is identified on

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Exhibit A attached hereto (the “Material Agreements”); and (ii) will not result in (a) any one or more of the Purchasers becoming an Acquiring Person; (b) a Shares Acquisition Date or a Distribution Date, as each of those terms are defined in the Rights Plan, or entitle any holder of Rights to exercise any such Rights, as such term is defined in the Rights Plan.

6.             Other than as provided in Section 5.5 of the Purchase Agreement and the Disclosure Schedule delivered in connection with the Purchase Agreement, no further consents, approvals, authorizations, registrations, declarations or filings are required to be obtained or made by the Company from or with any federal or California governmental authority or pursuant to the General Corporation Law of the State of Delaware or from any other Person under any Material Agreement in order for it to execute and deliver each of the Transaction Documents, to issue the Preferred Stock and Warrants in the Second Closing and to perform its obligations as of the date hereof under the Transaction Documents, other than those consents, approvals, authorizations, registrations, declarations or filings that have already been obtained and remain in full force and effect and except for (a)  the filing of a Form D (the “Form D”) with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and (b) the filing of the Form D with requisite state jurisdictions.

7.             The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants issued in the Second Closing have been duly authorized and, upon issuance and delivery upon conversion of such Preferred Stock in accordance with the terms of the Purchase Agreement and  exercise of such Warrants in accordance with the terms of the Warrants, will be validly issued, outstanding, fully paid and nonassessable.  Other than as disclosed in the Purchase Agreement, and the Disclosure Schedule delivered in connection with the Purchase Agreement, there are no preemptive rights or, to the best of our knowledge, any options, warrants, conversion privileges or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company.

8.             Assuming the accuracy of the representations and warranties of the Company set forth in Section 5 of the Purchase Agreement, of the Purchasers set forth in Section 6 of the Purchase Agreement, and of the Foreign Investors set forth in Section 7 of the Purchase Agreement, the offer, issuance and sale to the Purchasers in the Second Closing pursuant to the Purchase Agreement of the Preferred Stock and Warrants are exempt from the registration requirements of the Securities Act and if the Preferred Stock were converted and the Warrants were exercised by the Purchasers on the date hereof, the issuance of the Preferred Shares and Warrant Shares would be exempt from the registration requirements of the Securities Act.

The opinions expressed herein are subject to and limited by the following qualifications, assumptions, limitations and exceptions:

(a)           We express no opinion as to the enforceability of “choice of forum” or “submission to jurisdiction” provisions contained in any of the Transaction Documents.

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(b)           The legality, validity, binding nature and enforceability of the Company’s obligations under the Transaction Documents may be subject to or limited by (1) general equity principles and the limitations on the availability of equitable relief, including, without limitation, specific performance; (2) the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, dissolution, moratorium or other similar laws relating to or affecting creditors’ rights generally; and (3) limitations imposed by law and public policy on indemnification or exculpation.

Notwithstanding the limitations on rights, remedies and waivers set forth herein, such limitations do not render the Transaction Documents invalid as a whole, and there exist (in the Transaction Documents and pursuant to applicable law) legally adequate remedies for the realization by the Purchasers of the principal benefits intended to be provided by the Transaction Documents (but subject to the economic consequences of any delay that may result under applicable law or judicial decisions).

Our opinions set forth above are limited to the matters expressly set forth in this opinion letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated.  This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law which may hereafter occur.

This opinion letter is intended solely for the benefit of the addressees of this letter, and is not to be made available to or relied upon by any other person, firm or entity without our prior written consent (provided, that copies of this opinion letter may be made available to the counsel, assignees, transferees, and regulators of the addressees of this letter).

Very truly yours,

COOLEY GODWARD LLP

By
Robert J. Brigham

13

Exhibit E

FORM OF LOCK-UP AND VOTING AGREEMENT

This VOTING AND LOCK-UP AGREEMENT (the “Agreement”) is made and entered into as of this • day of March, 2004 by [Name of Stockholder] (“Stockholder”), pursuant to the terms of that certain Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), for the benefit of Xmark Fund, L.P., a Delaware limited partnership (“Xmark LP”), Xmark Fund, Ltd., a Cayman Islands exempted company (“Xmark Ltd”, and together with Xmark LP, the “Lead Investor”) and certain other “Investors” who are signatories to the Purchase Agreement.

Recitals:

WHEREAS, Stockholder is the beneficial owner of • shares of common stock, par value $0.001 per share (the “Shares”), of Aerogen, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Company, the Lead Investor and the Investors are entering into the Purchase Agreement contemporaneously herewith; and

WHEREAS, in order to induce the Lead Investor and the other Investors to enter into the Purchase Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stockholder agrees as follows:

ARTICLE I

GRANT OF PROXY; VOTING AGREEMENT AND LOCK-UP

SECTION 1.01.  Voting Agreement.  Stockholder hereby agrees to (1) so long as the Lead Investor is entitled to designate Lead Investor Directors under Section 8.8 of the Purchase Agreement, vote all Shares that Stockholder is entitled to vote at the time of any meeting or meetings of the stockholders of the Company at such times as would ensure that the Lead Investor Directors are represented on the Board of Directors of the Company at all times until the Lead Investor no longer owns any of the Securities, and (2) to vote all Shares that Stockholder is entitled to vote at the time of any meeting or meetings of the stockholders of the Company at such times in favor of the Private Placement and the other transactions contemplated by the Purchase Agreement.  Stockholder hereby agrees that he or she will not vote any Shares in favor of the approval of any action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Purchase Agreement or any of the foregoing matters.

SECTION 1.02.  Irrevocable Proxy.  By entering into this Agreement, Stockholder hereby grants a proxy appointing the Lead Investor as Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in Stockholder’s name, to vote, express, consent or

1

dissent, or otherwise to utilize such voting power in the manner provided by Section 1.01 above with respect to all the Shares of Stockholder.  The proxy granted by Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of the Lead Investor entering into this Agreement and the Purchase Agreement and incurring certain related fees and expenses.  The proxy granted by Stockholder pursuant hereto shall be revoked upon termination of this Agreement in accordance with its terms.

SECTION 1.03.  Lock-up.  Stockholder hereby agrees that during the period (the “Lock-Up Period”) beginning on the date hereof and continuing to and including the earlier of (x) the date that is 365 calendar days after the date that the “Registration Statement” (as that term is defined in the Registration Rights Agreement) is declared effective, and (y) the Escrow Termination Date, Stockholder will not, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares (whether any such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) or otherwise dispose (or publicly announce the undersigned’s intention to do any of the foregoing) of, directly or indirectly, any Shares; provided, however, during the Lock-up Period, the Stockholder may sell up to an aggregate of five percent of the number of Shares (5.00%) held by the Stockholder on the date of this Agreement (counting shares issuable upon exercise of options and/or warrants).(1)

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to the Lead Investor that:

(a)           The Shares beneficially owned by Stockholder do not constitute marital property under applicable laws, or if such Shares constitute marital property, the consent of Stockholder’s spouse is not required for the execution and delivery of this Agreement or the performance by Stockholder of the obligations hereunder.

(b)           The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder, or (iii) result in the imposition of any lien on any assets of Stockholder;

(c)           With respect to the Shares set forth on the first page of this Agreement, Stockholder (x) is the record or beneficial owner of such Shares free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote or otherwise

(1) For Mr. Ivri’s Agreement, this proviso will instead read: ; provided, however, during the Lock-up Period, the Stockholder may sell such number of Shares held by the Stockholder on the date of this Agreement (counting shares issuable upon exercise of options and/or warrants), as long as all of the proceeds thereof are used solely to repay indebtedness owing to the Company by Stockholder.

2

dispose of the Shares) or (y) has and, throughout the Lock-Up Period, will have the full power and authority to vote, express consent or dissent, or otherwise utilize the voting power of such Shares; and

(d)           Except for the Shares set forth on the first page of this Agreement, Stockholder does not beneficially own or otherwise have the right to vote any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

ARTICLE 3

MISCELLANEOUS

SECTION 3.01.  Further Assurances.  The Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

SECTION 3.02.  Stop Transfer; Changes In Shares.  Stockholder agrees and covenants that Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, without the prior written consent of the Lead Investor.  In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

SECTION 3.03.  Amendments.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Stockholder and the Lead Investor or in the case of a waiver, by the Person against whom the waiver is to be effective.

SECTION 3.04.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and/or beneficiaries hereto and their respective successors and assigns; provided that Stockholder may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Lead Investor.  Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s heirs, guardians, administrators or successors.  Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

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SECTION 3.05.  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 3.06.  Severability.  If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 3.07.  Specific Performance.  Stockholder agrees that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the beneficiaries hereof shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

SECTION 3.08.  Capitalized Terms.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

SECTION 3.09  Termination.  This Agreement may be terminated by either party upon written notice to the other given after the earlier of (x) the Escrow Termination Date, and (y) the date on which the Stockholder is no longer obligated to vote the Shares under Section 1 of this Agreement; but in no event sooner than the expiration of the Lock-Up Period.

IN WITNESS WHEREOF, Stockholder has executed this Agreement as of the date first above written.

[Stockholder]

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